UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

October 27, 2004

Date of Report (Date of earliest event reported)

CAPITAL ONE FINANCIAL CORPORATION

(Exact name of registrant as specified in its chapter)

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 27, 2004, Capital One Financial Corporation appointed Ms. Ann Fritz Hackett to its Board of Directors. Ms. Hackett will fill a newly created seat on the Board and will be submitted to Capital One stockholders in April 2005 for re-election. She will also serve as independent director on the on the Audit and Risk Committee and the Governance and Nominating effective as of October 28, 2004.

Ms. Hackett is Director, Chair of the Human Resources Committee and member of the Audit Committee of Woodhead Industries, Inc., publicly traded in NASDAQ under the symbol WDHD. Ms. Hackett left Strategic Planning Associates in 1990, where she held a series of roles culminating with Vice President and Partner, to found Horizon Consulting Group, LLC., where she is a Director. Horizon Consulting Group provides strategic, organizational, marketing and operational advice to clients.

Item 7.01 Regulation FD Disclosure.

The Company hereby furnishes the information in Exhibit 99.1 hereto, via Press Release of the same date.

Note: Information in this report (including the exhibit) furnished pursuant to Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press release of the Company, dated October 28, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Dated: October 28, 2004	By:	/s/ John G. Finneran, Jr.
John G. Finneran, Jr. Executive Vice President, General Counsel and Corporate Secretary

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EXHIBIT INDEX

99.1	Press Release of the Company dated October 28, 2004.

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